Exhibit 10.5

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LICENSE AGREEMENT

This LICENSE AGREEMENT (“AGREEMENT”) is made on this 13th day of January, 2015, by and among THE BOARD OF REGENTS (“BOARD”) of THE UNIVERSITY OF TEXAS SYSTEM (“SYSTEM”), an agency of the State of Texas, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER (“UTMDACC”), a member institution of SYSTEM, and ZIOPHARM ONCOLOGY, INC., a Delaware corporation (“ZIOPHARM”), and INTREXON CORPORATION, a Virginia corporation (“INTREXON”). ZIOPHARM and INTREXON are referenced herein collectively as the “LICENSEE” and shall each be liable and responsible, jointly and severally, for all obligations, covenants, agreements, and promises of LICENSEE as set forth herein.

RECITALS

A.	BOARD has certain rights related to LICENSED INTELLECTUAL PROPERTY and/or TRANSFERRED RIGHTS, as defined herein.

B.	BOARD, through UTMDACC, desires to have the LICENSED SUBJECT MATTER and TRANSFERRED RESEARCH PROGRAMS developed and used for the benefit of LICENSEE, BOARD, SYSTEM, UTMDACC, the inventor(s), and the public as outlined in BOARD’s Intellectual Property Policy.

C.	LICENSEE wishes to obtain a license from BOARD to practice LICENSED INTELLECTUAL PROPERTY and obtain certain rights to the TRANSFERRED RESEARCH PROGRAMS.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

I. EFFECTIVE DATE

1.1	This AGREEMENT is effective as of the date written above (“EFFECTIVE DATE”).

II. DEFINITIONS

As used in this AGREEMENT, the following terms have the meanings indicated:

2.1	AFFILIATE means (a) any business entity, more than fifty percent (50%) of the voting security of which is owned by ZIOPHARM or INTREXON, (b) any business entity which owns more than fifty percent (50%) of the voting security of ZIOPHARM or INTREXON, or (c) any business entity, more than fifty percent (50%) of the voting security of which is owned by a business entity that also owns more than fifty percent (50%) of the voting security of ZIOPHARM or INTREXON.

2.2

APPLICABLE LAW(S) means the laws of any jurisdiction applicable to any of the parties hereto (or AFFILIATES to which this AGREEMENT is extended in accordance with ARTICLE III), and shall include all applicable statutes, enactments, acts of legislature, laws, ordinances, rules, regulations, notifications, guidelines, policies, directions, directives and orders of any statutory authority, tribunal, board, or court having competent jurisdiction, or any applicable central or state government or local authority or other governmental entity of competent jurisdiction, including without limitation, if and where applicable, any of the foregoing that govern human subjects research, patient consent or authorization, privacy or use of information, and the like. The foregoing shall include without limitation all regulations and industry codes (including any modification or re-enactment thereto) applicable to the relevant party’s activities or interactions under this AGREEMENT, including when applicable, the Health Insurance Portability and Accountability Act of 1966 and any regulations and official guidance promulgated thereunder (“HIPAA”) as amended by the Health Information Technology for Economic and Clinical Health (“HITECH”) Act and the US Physician Payment Sunshine Act, and current Good Manufacturing Practices (cGMP) and current Good Clinical Practices, International Conference on Harmonization/Good Clinical Practice guidelines, UTMDACC’s policies and standards, and applicable requirements and official guidance of relevant regulatory authority, all of which may be in effect from time to time and applicable to conduct under this AGREEMENT.

2.3	CO-LICENSE means a license grant to LICENSEE under BOARD’s rights, provided that BOARD may, in addition to the license granted to LICENSEE under Section 3.1, grant only one additional license for rights covered thereby to one third party with whom UTMDACC is in ongoing negotiations for such license as of the EFFECTIVE DATE, provided that such additional license is executed within one (1) year after the EFFECTIVE DATE.

2.4

CO-LICENSED EXCLUSIVE PATENT RIGHTS means BOARD’s rights in: (a) the discoveries described in the invention disclosures listed in Exhibit B and any patent application that may be based on such disclosure to the extent the claims in the application claim discoveries described and/or supported in the invention disclosure; (b) the patents and patent applications identified in Exhibit B attached hereto; (c) all divisionals, continuations, continuations-in-parts of the patents and/or patent applications described in subsections (a) and (b) (in the case of continuation-in-parts, only including claims of such continuations-in-part that are entitled to claim priority to the aforesaid patents and/or patent applications); (d) any patents that issue from any of the patent applications described in subsections (a), (b) and/or (c); (e) any reissues, reexaminations or extensions of the patents described in subsections (a), (b), (c) or (d); and (f) any foreign equivalent or counterpart of any of the foregoing.

2.5	CO-LICENSED NONEXCLUSIVE PATENT RIGHTS means BOARD’s rights in: (a) the discoveries described in the invention disclosures listed in Exhibit D and any patent application that may be based on such disclosure to the extent the claims in the application claim discoveries described and/or supported in the invention disclosure; (b) the patents and patent applications identified in Exhibit D attached hereto; (c) all divisionals, continuations, continuations-in-parts of the patents and/or patent applications described in subsections (a) and (b) (in the case of continuation-in-parts, only including claims of such continuations-in-part that are entitled to claim priority to the aforesaid patents and/or patent applications); (d) any patents that issue from any of the patent applications described in subsections (a), (b) and/or (c); (e) any reissues, reexaminations or extensions of the patents described in subsections (a), (b), (c) or (d); and (f) any foreign equivalent or counterpart of any of the foregoing.

2.6

CPRIT TECHNOLOGIES means BOARD’s rights in: (a) the information, know how, or discoveries described in the invention disclosures listed in Exhibit E and any patent application that may be based on such disclosure to the extent the claims in the application claim discoveries described and/or supported in the invention disclosure; (b) the patents and patent applications identified in Exhibit E attached hereto; (c) all divisionals, continuations, continuations-in-parts of the patents and/or patent applications described in subsections (a) and (b) (in the case of continuation-in-parts, only including claims of such continuations-in-part that are entitled to claim priority to the aforesaid patents and/or patent applications); (d) any patents that issue from any of the patent applications described in subsections (a), (b) and/or (c); (e) any reissues, reexaminations or extensions of the patents described in subsections (a), (b), (c) or (d); and (f) any foreign equivalent or counterpart of any of the foregoing.

2.7	EXCLUSIVE PATENT RIGHTS means BOARD’s rights in: (a) the information, know how, or discoveries described in the invention disclosures listed in Exhibit A and any patent application that may be based on such disclosure to the extent the claims in the application claim discoveries described and/or supported in the invention disclosure; (b) the patents and patent applications identified in Exhibit A attached hereto; (c) all divisionals, continuations, continuations-in-parts of the patents and/or patent applications described in subsections (a) and (b) (in the case of continuation-in-parts, only including claims of such continuations-in-part that are entitled to claim priority to the aforesaid patents and/or patent applications); (d) any patents that issue from any of the patent applications described in subsections (a), (b) and/or (c); (e) any reissues, reexaminations or extensions of the patents described in subsections (a), (b), (c) or (d); and (f) any foreign equivalent or counterpart of any of the foregoing.

2.8	LICENSED FIELD means all fields of use.

2.9	LICENSED INTELLECTUAL PROPERTY means CO-LICENSED EXCLUSIVE PATENT RIGHTS, CO-LICENSED NONEXCLUSIVE PATENT RIGHTS, EXCLUSIVE PATENT RIGHTS, NONEXCLUSIVE PATENT RIGHTS, TECHNOLOGY RIGHTS, and BOARD’s intellectual property rights under the SLEEPING BEAUTY AGREEMENT.

2.10	LICENSED SUBJECT MATTER means inventions and discoveries covered by LICENSED INTELLECTUAL PROPERTY within LICENSED FIELD.

2.11	LICENSED TERRITORY means worldwide.

2.12	NONEXCLUSIVE CO-LICENSE means a nonexclusive license grant, as to BOARD’s rights, to LICENSEE, provided that BOARD may, in addition to the license granted under Section 3.1 to LICENSEE, grant only one additional license for rights covered thereby to one third party with whom UTMDACC is in ongoing negotiations for such license as of the EFFECTIVE DATE, provided that such additional license is executed within one (1) year after the EFFECTIVE DATE.

2.13	NONEXCLUSIVE LICENSE means a nonexclusive license grant, as to BOARD’s rights, to LICENSEE, provided that BOARD shall not grant any third party a license for rights covered thereby.

2.14

NONEXCLUSIVE PATENT RIGHTS means BOARD’s rights in: (a) the information, know-how, or discoveries described in the invention disclosures listed in Exhibit C and any patent application that may be based on such disclosure to the extent the claims in the application claim discoveries described and/or supported in the invention disclosure; (b) the patents and patent applications identified in

Exhibit C attached hereto; (c) all divisionals, continuations, continuations-in-parts of the patents and/or patent applications described in subsections (a) and (b) (in the case of continuation-in-parts, only including claims of such continuations-in-part that are entitled to claim priority to the aforesaid patents and/or patent applications); (d) any patents that issue from any of the patent applications described in subsections (a), (b) and/or (c); (e) any reissues, reexaminations or extensions of the patents described in subsections (a), (b), (c) or (d); and (f) any foreign equivalent or counterpart of any of the foregoing.

2.15	RESEARCH PROGRAM TECHNOLOGY RIGHTS means BOARD’s rights (including intellectual property rights) in any inventions, discoveries, technical information, know-how, trade secrets, processes, procedures, compositions, devices, methods, formulae, protocols, techniques, software, designs, drawings or data arising out of the TRANSFERRED RESEARCH PROGRAMS and created at UTMDACC as of the EFFECTIVE DATE by or with the UTMDACC faculty who have conducted the TRANSFERRED RESEARCH PROGRAMS at UTMDACC.

2.16	SLEEPING BEAUTY AGREEMENT means that Inter-Institutional Commercialization Agreement between the BOARD on behalf of UTMDACC and the Regents of the University of Minnesota (“MINNESOTA”), dated December 20, 2013, as extended by a letter from the Office for Technology Commercialization of the University of Texas M.D. Anderson Cancer Center dated December 11, 2014, under which MINNESOTA has granted BOARD a license under the PATENT RIGHTS in SLEEPING BEAUTY (as PATENT RIGHTS and SLEEPING BEAUTY are defined in such SLEEPING BEAUTY AGREEMENT), with the right to grant sublicenses, subject to certain retained rights by MINNESOTA as expressly set forth in the SLEEPING BEAUTY AGREEMENT.

2.17	TECHNOLOGY RIGHTS means, with respect to any CO-LICENSED EXCLUSIVE PATENT RIGHTS, CO-LICENSED NONEXCLUSIVE PATENT RIGHTS, EXCLUSIVE PATENT RIGHTS, and NONEXCLUSIVE PATENT RIGHTS, (and/or, when and to the extent licensed under this AGREEMENT, CPRIT TECHNOLOGY), BOARD’s rights in any inventions, discoveries, technical information, know-how, trade secrets, processes, procedures, compositions, devices, methods, formulae, protocols, techniques, software, designs, drawings or data (a) created by the respective inventor(s) at UTMDACC before the EFFECTIVE DATE and (b) created in connection with the corresponding information disclosure listed in Exhibits A-D (and/or, when and to the extent licensed under this AGREEMENT, listed in Exhibit E).

2.18	THIRD PARTY CONTRACTOR(S) shall mean any entity or person for which UTMDACC is contractually obligated to obtain indemnification or a limitation of liability in connection with the licensing of any of the LICENSED INTELLECTUAL PROPERTY and/or TRANSFERRED RIGHTS.

2.19	TRANSFERRED RESEARCH PROGRAMS means the research programs conducted by or with Dr. Laurence Cooper at UTMDACC and materials identified on Exhibit F, including all clinical, pre-clinical and research stage programs, sponsored research agreements, and material transfer agreements.

2.20	TRANSFERRED RIGHTS means LICENSED INTELLECTUAL PROPERTY, CPRIT TECHNOLOGIES, and any rights in the TRANSFERRED RESEARCH

PROGRAMS and/or RESEARCH PROGRAM TECHNOLOGY RIGHTS licensed or transferred to LICENSEE, ZIOPHARM and/or INTREXON in accordance with ARTICLE V.

III. LICENSE

3.1	Subject to Sections 3.2, Section 3.3, Section 3.4 and ARTICLE XIV, BOARD and UTMDACC hereby grant to INTREXON a fully paid-up, non-royalty bearing, sublicenseable (to the extent that UTMDACC has sublicensable rights) license to the LICENSED INTELLECTUAL PROPERTY, as follows:

(i) an exclusive license under the EXCLUSIVE PATENT RIGHTS (and associated TECHNOLOGY RIGHTS) to manufacture, have manufactured, use, import, export, offer to sell and/or sell products and services, within LICENSED TERRITORY for use within LICENSED FIELD;

(ii) a CO-LICENSE under CO-LICENSED EXCLUSIVE PATENT RIGHTS (and associated TECHNOLOGY RIGHTS) to manufacture, have manufactured, use, import, export, offer to sell and/or sell products and services, within LICENSED TERRITORY for use within LICENSED FIELD;

(iii) a NONEXCLUSIVE LICENSE under NONEXCLUSIVE PATENT RIGHTS (and associated TECHNOLOGY RIGHTS) to manufacture, have manufactured, use, import, export, offer to sell and/or sell products and services, within LICENSED TERRITORY for use within LICENSED FIELD;

(iv) a NONEXCLUSIVE CO-LICENSE under CO-LICENSED NONEXCLUSIVE PATENT RIGHTS (and associated TECHNOLOGY RIGHTS) to manufacture, have manufactured, use, import, export, offer to sell and/or sell products and services, within LICENSED TERRITORY for use within LICENSED FIELD; and

(v) subject to rights reserved or retained as expressly set forth in this AGREEMENT, a fully paid-up, non-royalty bearing sublicense to BOARD’s rights under the SLEEPING BEAUTY AGREEMENT and the notice of extension letter from UTMDACC to MINNESOTA (a copy of which was provided to and reviewed by LICENSEE before the EFFECTIVE DATE) as follows:

(A) the exclusive right to manufacture, have manufactured, use, import, export, offer to sell and/or sell products and services, including without limitation the right to sublicense, SLEEPING BEAUTY in the EXCLUSIVE FIELD, and

(B) the nonexclusive right to manufacture, have manufactured, use, import, export, offer to sell and/or sell products and services, including without limitation the right to sublicense SLEEPING BEAUTY in the NONEXCLUSIVE FIELD (as SLEEPING BEAUTY, EXCLUSIVE FIELD and NONEXCLUSIVE FIELD are defined in the SLEEPING BEAUTY AGREEMENT).

3.2

LICENSEE acknowledges that certain of the technologies and/or rights being licensed or transferred under this AGREEMENT are not solely owned by BOARD or UTMDACC and may be encumbered by the rights of third parties, including co-owners of rights in such technologies. LICENSEE further acknowledges that UTMDACC is a healthcare institution subject to APPLICABLE LAW, and that UTMDACC receives funding in part from the federal government, the State of

Texas, the Cancer Prevention and Research Institute of Texas (“CPRIT”) and other sources that may impose encumbrances on BOARD’s and UTMDACC’s rights in intellectual property. Accordingly, notwithstanding anything to the contrary in this AGREEMENT:

i.	LICENSED INTELLECTUAL PROPERTY, LICENSED SUBJECT MATTER, and TRANSFERRED RIGHTS are limited to BOARD’s rights therein. All license and other grants by BOARD in this AGREEMENT are subject to the rights of any third parties and all APPLICABLE LAWS. To the extent that there is a conflict between this AGREEMENT and any existing third party agreement of UTMDACC related to LICENSED INTELLECTUAL PROPERTY, and/or TRANSFERRED RIGHTS, the terms of such third party agreement shall prevail.

ii.	To the extent that LICENSEE desires to license all rights in any patent, patent application, know-how, copyright, trade secret, or other intellectual property co-owned by BOARD and a third party co-owner, LICENSEE acknowledges that LICENSEE must separately acquire rights from third party co-owner(s).

iii.	Within forty-five (45) days after the EFFECTIVE DATE, UTMDACC shall provide LICENSEE a schedule setting forth a list, accurate and complete to the best knowledge of the Strategic Industry Ventures office of the UTMDACC after reasonable due inquiry, of any rights of any third party in and to the LICENSED INTELLECTUAL PROPERTY and/or the CPRIT TECHNOLOGIES, whether by co-ownership, license, option, right of first negotiation or otherwise, that exist as of the time of the provision of such schedule. As of the Effective Date, UTMDACC’s Strategic Industry Ventures office is not aware of any co-ownership, or any commercial entity having any ownership or license rights in the EXCLUSIVE PATENT RIGHTS other than the following: Texas A&M University (MDA10-071, MDA11-091, 11-095). The inadvertent omission of third party rights from such schedule shall not be a breach of this AGREEMENT, but UTMDACC shall promptly notify LICENSEE if UTMDACC’s Strategic Industry Ventures office becomes aware of any such omission and identify such omitted third party rights. The foregoing obligation to provide a schedule shall be subject to any confidentiality obligations of UTMDACC that prohibit disclosure of such a third party to LICENSEE, provided that UTMDACC shall use reasonable efforts to obtain any required consent to identify such third party to LICENSEE.

iv.	To the extent that the rights of a third party or APPLICABLE LAWS of any country or political jurisdiction prohibit the granting of a license right to LICENSEE in any patent, patent application, copyright, trade secret, or other intellectual property under the terms and conditions of this AGREEMENT, whether as a result of joint ownership of intellectual property rights or otherwise, then subject to subpart “v” below (and, in addition if applicable, Section 3.9) such patent, patent application, copyright, trade secret, or other intellectual property in such country or political jurisdiction shall be included in the respective license granted in this AGREEMENT only if and when such consent is obtained.

v.	In addition to the provisions of Section 3.9, if the consent of a third party co-owner of rights in any LICENSED INTELLECTUAL PROPERTY and/or TRANSFERRED RIGHTS is required for the grant of a license right to LICENSEE under the terms and conditions of this AGREEMENT (such as, for example, under the laws of a political jurisdiction outside the United States), then:

(A)	On the written request of LICENSEE, UTMDACC shall use reasonable efforts to obtain such consent; provided, however, that in no event shall BOARD or UTMDACC be required to pay or otherwise compensate such co-owner for such consent. If UTMDACC obtains any such required consent for the license of a technology listed on Exhibits A through F in a particular country or political jurisdiction, then such patent, patent application, copyright, trade secret, or other intellectual property in such country or political jurisdiction shall be automatically included in the respective license granted in this AGREEMENT. If UTMDACC reports to LICENSEE that UTMDACC is unable to obtain any required consent for the license of a technology listed on Exhibits A through F in a particular country or political jurisdiction, then such patent, patent application, copyright, trade secret, or other intellectual property in such country or political jurisdiction shall be excluded from the licenses granted in this AGREEMENT unless LICENSEE obtains such consent pursuant to subpart “B” below.

(B)

LICENSEE shall have the option to obtain such written consent directly from the third party for the grant of the license. If such third party requires any consideration, terms or conditions as a condition for such consent, LICENSEE shall be solely responsible for providing such consideration and satisfying any required terms and conditions. If LICENSEE obtains any such required consent for the license of a technology listed on Exhibits A through F in a particular country or political jurisdiction, then such patent, patent application, copyright, trade secret, or other intellectual property in such country or political jurisdiction shall be automatically included in the respective license granted in this AGREEMENT. If requested by LICENSEE, UTMDACC will, at LICENSEE’s sole expense, execute documents and take such action as may be reasonably necessary in order to effectuate or memorialize such license granted or the consent obtained by LICENSEE. If LICENSEE does not obtain such written consent within one year from the EFFECTIVE DATE (or such later date as LICENSEE and UTMDACC may mutually agree in writing), then such patent, patent application, copyright, trade secret, or other intellectual property in such country or political jurisdiction shall be excluded from the licenses granted in this AGREEMENT.

vi.	To the extent that any license or right granted to LICENSEE in this AGREEMENT would violate any current or future APPLICABLE LAW or prohibit BOARD or UTMDACC from complying with any existing legal obligation to a patient or any other third party, such license or right shall be deemed to be void.

3.3	The licenses granted in Section 3.1 above and ARTICLE V below are further subject to the following rights retained by UTMDACC to:

(a) use the LICENSED INTELLECTUAL PROPERTY and TRANSFERRED RIGHTS for academic, patient care and internal non-commercial research purposes;

(b) use the LICENSED INTELLECTUAL PROPERTY and TRANSFERRED RIGHTS as necessary to satisfy any obligation BOARD or UTMDACC may have to any third party under any APPLICABLE LAW or existing agreement as of the EFFECTIVE DATE, such retained rights being transferable to third parties as necessary to meet such obligations; and

(c) use the LICENSED INTELLECTUAL PROPERTY for commercial or noncommercial purposes in connection with UTMDACC’s activities with the third party with whom UTMDACC is in ongoing negotiations as of the EFFECTIVE DATE as referenced in Sections 2.3 and 2.12.

For the avoidance of doubt, nothing in this AGREEMENT shall prevent UTMDACC from engaging in any activities that a member of the public could perform under APPLICABLE LAW, including without limitation 35 USC Section 271(e)(1) (or any or any future revisions or substitutes therefor), or any activities that a member of the public can perform without violation of the rights licensed hereunder.

3.4	The sublicense in BOARD’s rights under the SLEEPING BEAUTY AGREEMENT in Section 3.1(v) above is further subject to the retained rights set forth in Exhibit II items 1 and 2 and Section 5.4 of the SLEEPING BEAUTY AGREEMENT.

3.5	INTREXON may extend the license granted herein to any AFFILIATE provided that the AFFILIATE is bound by this AGREEMENT to the same extent as LICENSEE.

3.6	INTREXON may grant sublicenses through multiple tiers under LICENSED INTELLECTUAL PROPERTY consistent with the terms of this AGREEMENT provided that LICENSEE is responsible for its sublicensees relevant to this AGREEMENT.

3.7	LICENSEE must deliver to UTMDACC a notification and, upon request by UTMDACC, a summary of material terms for each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) calendar days after execution, modification, or termination.

3.8	If this AGREEMENT is terminated in its entirety pursuant to ARTICLE XIII-Term and Termination, BOARD and UTMDACC agree to accept, as successors to LICENSEE, existing sublicensees in good standing at the date of termination provided that each such sublicensee consents in writing to be bound by all of the terms and conditions of this AGREEMENT.

3.9

UTMDACC shall use reasonable good faith efforts to promptly obtain consent or other necessary approvals from CPRIT to license the CPRIT TECHNOLOGY to LICENSEE within ninety (90) days (or such other time as the parties may agree) after the EFFECTIVE DATE. To the extent that UTMDACC successfully obtains such CPRIT consent, the parties agree that the CPRIT TECHNOLOGY will be licensed to LICENSEE as part of this transaction without any additional consideration from LICENSEE, provided, however, that this AGREEMENT shall, by a mutual agreement signed by the parties, be amended in part as may be necessary to comply with any CPRIT requirements that form the basis of such consent. UTMDACC shall provide periodic updates to LICENSEE on the status of UTMDACC’s discussions with CPRIT’s consent or contract requirements. Within ninety (90) days (or such other time as the parties may agree) after the EFFECTIVE DATE: (a) the parties will agree on a detailed list of CPRIT TECHNOLOGY for which CPRIT consent is obtained for licensure to LICENSEE, and (b) the parties shall execute any documentation to effect such licensure without additional consideration from LICENSEE, including where appropriate amending this

AGREEMENT to make such CPRIT TECHNOLOGY a part of the LICENSED INTELLECTUAL PROPERTY (including the respective TECHNOLOGY RIGHTS associated with the CPRIT TECHNOLOGY), as applicable, such that all rights and obligations of the parties hereunder pertaining to LICENSED INTELLECTUAL PROPERTY (including LICENSEE’s right to grant sublicenses) shall also apply to CPRIT TECHNOLOGY (including the respective TECHNOLOGY RIGHTS associated with the CPRIT TECHNOLOGY), subject to any mutually agreed upon amendments to satisfy CPRIT.

IV. CONSIDERATION, PAYMENTS AND REPORTS

4.1.	As consideration for the grants of the licenses in ARTICLE III, LICENSEE shall provide all of the following:

(a)	Ten Million One Hundred Twenty-four Thousand Five Hundred Sixty-one (10,124,561) shares of ZIOPHARM’s common stock, $0.001 par value per share (the “Ziopharm Stock”), subject to adjustment pursuant to Sections 1.1(b) of that certain Securities Issuance Agreement of even date therewith among ZIOPHARM, BOARD and UTMDACC; and

(b)	One Million Eight Hundred Twenty-one Thousand Eight Hundred Sixty-seven (1,821,867) shares of INTREXON’s common stock, no par value per share (the “Intrexon Stock”), subject to adjustment pursuant to Sections 1.1(b) of that certain Securities Issuance Agreement of even date therewith among INTREXON, BOARD and UTMDACC.

4.2.	The shares of Ziopharm Stock and Intrexon Stock payable pursuant to Section 4.1 (collectively, the “Consideration Shares”) in each case shall be issued to “The

Board of Regents of the University of Texas System,” or its designee pursuant to separate Share Issuance Agreements among INTREXON (on the one hand) and ZIOPHARM (on the other hand) and BOARD and UTMDACC. The Consideration Shares shall be issued by LICENSEE to BOARD, or its designee, promptly following execution of this AGREEMENT by all parties, and in any event, not later than sixty (60) calendar days after the EFFECTIVE DATE.

4.3.	The Consideration Shares shall, except as otherwise specified under Section 4.1(a), be the only consideration to be paid for the grants of the licenses in ARTICLE III and shall be subject to the following further conditions:

(a)	The Consideration Shares shall be issued to BOARD, on behalf of UTMDACC, or its designee, in private placement transactions, and shall therefore be “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(b)

Simultaneously with the execution of this Agreement, the parties shall enter into a Securities Issuance Agreement, with respect to each of the Ziopharm Stock and the Intrexon Stock (collectively, the “Securities Issuance Agreements”), and a Registration Rights Agreement, with respect to each of the Ziopharm Stock and the Intrexon Stock (collectively, the “Registration Rights Agreements”), and any other agreements contemplated pursuant to this Agreement, the Registration Rights Agreements and the Securities Issuance Agreements (collectively, together with the Securities Issuance Agreements and the Registration Rights Agreements, the “Definitive

Agreements”), which will include, among other things, (I) a “lock-up” agreement with customary terms, conditions and exceptions pursuant to which BOARD, on behalf of UTMDACC, agrees not to sell or transfer any Consideration Shares for a period of one hundred twenty (120) days following the EFFECTIVE DATE, except pursuant to the Registration Rights Agreements contemplated hereby, and (II) obligations of the LICENSEE to file registration statements on Form S-3 registering the Consideration Shares, in accordance with such Registration Rights Agreements.

4.4	LICENSEE agrees to pay or reimburse UTMDACC all out-of-pocket expenses incurred by UTMDACC or MINNESOTA in filing, prosecuting, enforcing and maintaining any patent applications or patents that cover the technologies listed in Exhibits A-F (when and to the extent licensed under this AGREEMENT) of this AGREEMENT and Exhibit I of the SLEEPING BEAUTY AGREEMENT, and all such future expenses incurred by UTMDACC or MINNESOTA, for so long as, and in such countries as this AGREEMENT remains in effect (“PATENT EXPENSES”). UTMDACC will invoice LICENSEE after the AGREEMENT has been fully executed by all parties for expenses incurred as of that time and on a quarterly basis thereafter. The invoiced amounts will be due and payable by LICENSEE within thirty (30) calendar days of invoice. Notwithstanding the foregoing, in the event UTMDACC licenses or has licensed any patent or patent application on Exhibits A through F (when and to the extent licensed under this AGREEMENT) to any third party, then LICENSEE shall be entitled to pro-rate the amount of PATENT EXPENSES owed, including past expenses.

4.5	Within thirty (30) calendar days following each anniversary of the EFFECTIVE DATE, LICENSEE will deliver to UTMDACC a written progress report as to LICENSEE’s (and any sublicensee’s) efforts and accomplishments during the preceding year in diligently developing and/or commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and LICENSEE’s (and sublicensees’) development and/or commercialization plans for the upcoming year. UTMDACC may provide such reports to MINNESOTA, under appropriate confidentiality obligations, in accordance with UTMDACC’s obligations under the SLEEPING BEAUTY AGREEMENT.

4.6

UTMDACC acknowledges and agrees that the payment obligations set forth in this ARTICLE IV shall be the sole and exclusive payment obligations from LICENSEE to UTMDACC and MINNESOTA in exchange for the rights granted to LICENSEE under this AGREEMENT, including without limitation the rights to LICENSED INTELLECTUAL PROPERTY (including without limitation TECHNOLOGY RIGHTS and CPRIT TECHNOLOGY, subject to Section 3.9), and to the extent rights are granted to ZIOPHARM or INTREXON pursuant to Section 5.1, the TRANSFERRED RESEARCH PROGRAMS and RESEARCH PROGRAM TECHNOLOGY RIGHTS. UTMDACC hereby acknowledges and agrees that LICENSEE shall have no additional payment obligation to MINNESOTA or otherwise in exchange for the sublicense granted to by UTMDACC to LICENSEE under the SLEEPING BEAUTY AGREEMENT, and

UTMDACC shall, during the TERM, maintain in full force and effect the SLEEPING BEAUTY AGREEMENT, including by fulfilling its obligations thereunder and not amending or modifying the SLEEPING BEAUTY AGREEMENT without the prior written consent of LICENSEE.

4.7	All amounts payable under this AGREEMENT by LICENSEE will be paid in United States funds by checks made payable to The University of Texas M. D. Anderson Cancer Center, and sent by United States mail to Box 4390, Houston, Texas 77210-4390, or by wire transfer to:

JPMorgan Chase Bank, N.A.

910 Travis

Houston, Texas 77002

SWIFT: CHASUS33 (for international wires only)

ABA ROUTING NO: 021000021

ACCOUNT NAME: Univ. of Texas M. D. Anderson Cancer Center

ACCOUNT NO.: 1586838979

REFERENCE: include title and EFFECTIVE DATE of AGREEMENT and applicable patent/application identified by MDA reference number and patent number or application serial number.

V. RESEARCH PROGRAMS

5.1

UTMDACC hereby transfers and agrees to transfer to ZIOPHARM the TRANSFERRED RESEARCH PROGRAMS existing as of the EFFECTIVE DATE and grants LICENSEE the exclusive rights to use the RESEARCH PROGRAM TECHNOLOGY RIGHTS, subject to the retained rights in Sections 3.3 and 3.4, ARTICLE XIV, APPLICABLE LAW and any rights and consents of third parties. Promptly after the EFFECTIVE DATE, the parties agree to discuss in good faith the best manner to effectuate such transfers. In addition, subject to the retained rights in Sections 3.3 and 3.4, ARTICLE XIV, APPLICABLE LAW and any rights and consents of third parties, and to the best of its ability, UTMDACC will transfer to ZIOPHARM the TRANSFERRED RESEARCH PROGRAMS and transfer or license the RESEARCH PROGRAM TECHNOLOGY RIGHTS, under a research and development agreement to be negotiated and entered into between UTMDACC and LICENSEE (the “R&D AGREEMENT”). Pending the completion and execution of the R&D AGREEMENT and subject to the rights granted to LICENSEE in this AGREEMENT, UTMDACC shall continue with the conduct of the TRANSFERRED RESEARCH PROGRAMS in the normal course provided that UTMDACC will not enter into any new third party research or funding contracts with respect to the TRANSFERRED RESEARCH PROGRAMS without LICENSEE’s written consent.

5.2

During the three (3) year period commencing on the effective date of the R&D AGREEMENT, ZIOPHARM will fund research and development at UTMDACC related to the TRANSFERRED RESEARCH PROGRAMS in the minimum amounts of $15 million per year and maximum amounts of $20 million per year, provided, however, that (a) the scope and subject matter of such work will be agreed to in writing in advance among UTMDACC and LICENSEE; (b) subject to APPLICABLE LAW and the rights of third parties, the R&D AGREEMENT will provide LICENSEE with a right of first refusal with respect to an exclusive license for any intellectual property rights derived from the research conducted under the R&D AGREEMENT; and (c) the first $15 million of research funding shall be payable to UTMDACC in quarterly installments of $3.75 million each that will commence ninety (90) days after the EFFECTIVE DATE with each successive installment payable three months after the due date of the prior installment, but all such amounts paid to UTMDACC will be held by UTMDACC pending the execution of the R&D AGREEMENT and will be expended only in accordance with the R&D AGREEMENT and ZIOPHARMS’s approval.

VI. PATENTS AND INVENTIONS

6.1

If after consultation with LICENSEE both parties agree that a new patent application should be filed based on the information disclosure records in Exhibits A through E, or for any of the RESEARCH PROGRAM TECHNOLOGY RIGHTS (when and to the extent licensed under this AGREEMENT), UTMDACC will prepare and file appropriate patent applications with counsel acceptable to all parties, and LICENSEE will pay the cost of searching, preparing, filing, prosecuting and maintaining same, subject to Section 4.4, unless the parties agree on a case-by-case basis that LICENSEE may prosecute such application directly. UTMDACC shall provide (or instruct patent counsel to provide) LICENSEE with all filings and correspondences sufficiently in advance, but not less than thirty (30) day, for LICENSEE to review and comment, and UTMDACC will incorporate all reasonable comments from LICENSEE, subject to any third party obligation of UTMDACC (if any). If UTMDACC believes that a comment from LICENSEE is unreasonable, UTDMACC shall confer with LICENSEE with respect thereto, but LICENSEE shall have final decision making authority with respect to the filing, prosecution and/or maintenance of the EXCLUSIVE PATENT RIGHTS. Notwithstanding the foregoing, UTMDACC may take action immediately if necessary in light of a governmental or patent office deadline to preserve patent rights in LICENSED INTELLECTUAL PROPERTY. If LICENSEE notifies

UTMDACC that it does not intend to pay the cost of filing, prosecuting or maintaining a patent application or patent, or if LICENSEE is in arrears on any expense payments due under Section 4.4 and fails to make such payments of any undisputed amount within sixty (60) days after receiving a written invoice from UTMDACC thereof, then UTMDACC may elect to file, not file, continue prosecution or maintenance, or abandon such patent application or patent at its own expense. In the event UTMDACC files or continues prosecution or maintenance of such patent application or patent at UTMDACC’s expense, then LICENSEE’s rights to such patent or patent application under this AGREEMENT shall terminate, and LICENSEE shall have no further payment obligation under Section 4.4 with respect thereto for payment obligations that accrue after such termination of rights. UTMDACC will provide LICENSEE with a copy of any applications for which LICENSEE has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof and will where possible, and unless restricted by any third party rights, allow LICENSEE to be listed as an accessing party to the prosecution. The parties agree that they share a common legal interest to get valid enforceable patents and that LICENSEE will keep all privileged information received pursuant to this Section confidential. If UTMDACC notifies LICENSEE that it does not intend to conduct or continue with the filing, prosecuting or maintaining a patent application or patent, then LICENSEE may (unless prohibited by APPLICABLE LAW or any third party right) elect to file, not file, continue prosecution or maintenance, or abandon such patent application or patent at its sole discretion (provided that nothing herein shall transfer ownership of a patent or patent application to LICENSEE), and if it is prohibited by APPLICABLE LAW or any third party right for LICENSEE to make such election, then UTMDACC shall conduct or continue with the filing, prosecution and/or maintenance of such patent application or patent at LICENSEE’s request and expense (subject to any cost sharing provisions as set forth in Section 4.4). Notwithstanding any provision herein to the contrary, UTMDACC shall be under no obligation to take any action inconsistent with any obligations it has to a third party.

VII. INFRINGEMENT BY THIRD PARTIES

7.1	If either party becomes aware of potential infringement of any patent licensed hereunder, then that party shall notify the other party and (i) with respect to EXCLUSIVE PATENT RIGHTS in Exhibit A, and subject to any rights of third parties identified to LICENSEE under Section 3.2(iii), LICENSEE shall have the first right, but not the obligation, to institute suit or take other action with respect to such potential infringement, and (ii) with respect to any other LICENSED INTELLECTUAL PROPERTY, the parties agree to discuss and determine how best to address such infringement in a manner consistent with the rights and obligations of all the parties, but in no event will UTMDACC after the EFFECTIVE DATE grant to a third party the first right to enforce such patent or patent application unless LICENSEE consents.

VIII. PATENT MARKING

8.1	LICENSEE agrees that all packaging containing individual products covered by patents licensed hereunder, documentation therefor, and, when possible, such products sold by LICENSEE, AFFILIATES, and/or sublicensees of LICENSEE will be appropriately marked with the number of any applicable patent(s) licensed hereunder in accordance with each country’s patent laws, including Title 35, United States Code, to the extent such marking is necessary or required to fully preserve patent rights licensed hereunder and the right to recover damages for infringement thereof in each such country.

IX. INDEMNIFICATION AND INSURANCE

9.1

LICENSEE AGREES TO HOLD HARMLESS AND INDEMNIFY BOARD, SYSTEM, UTMDACC, MINNESOTA, AND THIRD PARTY CONTRACTORS AND THEIR RESPECTIVE REGENTS, DIRECTORS, OFFICERS, EMPLOYEES, STAFF, STUDENTS, REPRESENTATIVES, AGENTS, HEIRS AND ASSIGNS (COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ANY THIRD PARTY CLAIMS, DEMANDS, OR CAUSES OF ACTION WHATSOEVER, COSTS OF SUIT AND REASONABLE ATTORNEY’S FEES, INCLUDING WITHOUT LIMITATION, THOSE CLAIMS, DEMANDS, CAUSES OF ACTION, COSTS OF SUIT, AND REASONABLE ATTORNEY’S FEES COSTS ARISING ON ACCOUNT OF ANY INJURY OR DEATH OF PERSONS OR DAMAGE TO PROPERTY, CAUSED BY, OR ARISING OUT OF, OR RESULTING FROM, THE EXERCISE OR PRACTICE OF THE RIGHTS GRANTED HEREUNDER BY LICENSEE, ITS OFFICERS, ITS AFFILIATES OR THEIR OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES. LICENSEE’S OBLIGATIONS TO HOLD HARMLESS AND INDEMNIFY THE

INDEMNITEES IN THIS SECTION 9.1 AND THE LIMITATION OF LIABILITY IN SECTION 9.2 SHALL INCLUDE, BUT ARE NOT LIMITED TO, ANY CLAIM ALLEGING PRODUCT LIABILITY OR STRICT STATUTORY LIABILITY OF THE INDEMNITEES. LICENSEE’S OBLIGATIONS TO HOLD HARMLESS AND INDEMNIFY THE INDEMNITEES IN THIS SECTION 9.1 SHALL NOT INCLUDE ANY LIABILITY FOR THE SOLE NEGLIGENCE OF THE INDEMNITEES BUT SHALL INCLUDE ANY PORTION OF LIABILITY BASED ON THE LICENSEE’S NEGLIGENCE. THE INDEMNITEES SHALL PROMPTLY NOTIFY LICENSEE OF ANY SUCH THIRD PARTY CLAIM, DEMAND OR CAUSE OF ACTION, AND LICENSEE SHALL, SUBJECT TO THE STATUTORY DUTIES OF THE TEXAS ATTORNEY GENERAL, HAVE THE SOLE AND EXCLUSIVE RIGHT TO CONTROL, PROSECUTE AND SETTLE SUCH CLAIM, DEMAND OR CAUSE OF ACTION, PROVIDED, HOWEVER, SUCH SETTLEMENTS SHALL NOT REQUIRE INDEMNITEES TO CONTRIBUTE TO THE SETTLEMENT, ADMIT FAULT OR REQUIRE INDEMNITEES TO CHANGE THEIR OPERATIONS OR BUSINESS PRACTICES WITHOUT THE CONSENT OF THE APPLICABLE INDEMNITEES. FURTHER, THE FAILURE TO PROMPTLY NOTIFY LICENSEE SHALL NOT RELIEVE LICENSEE OF ITS INDEMNIFICATION OBLIGATIONS UNLESS LICENSEE IS MATERIALLY ADVERSELY AFFECTED BY SUCH FAILURE.

9.2	EXCEPT AS SET FORTH IN SECTION 9.1, IN NO EVENT SHALL ANY PARTY (OR ANY THIRD PARTY CONTRACTOR) BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER SUCH PARTY OR THIRD PARTY CONTRACTOR KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

9.3	Beginning at the time when any subject matter covered by this AGREEMENT is being distributed or sold (including for the purpose of obtaining regulatory approvals) by LICENSEE, an AFFILIATE, or by a sublicensee, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $10,000,000 per incident and $10,000,000 annual aggregate, and LICENSEE shall use reasonable efforts to have the INDEMNITEES named as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; (ii) broad form contractual liability coverage for LICENSEE’s indemnification under this AGREEMENT; and (iii) coverage for litigation costs. The minimum amounts of insurance coverage required herein shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under this AGREEMENT.

9.4	LICENSEE shall provide UTMDACC with written evidence of such insurance within thirty (30) calendar days of its procurement. Additionally, LICENSEE shall provide UTMDACC with written notice of at least fifteen (15) calendar days prior to the cancellation, non-renewal or material change in such insurance.

9.5	LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this AGREEMENT during: (i) the period that any subject matter covered by this AGREEMENT is being commercially distributed or sold by LICENSEE, an AFFILIATE or by a sublicensee or agent of LICENSEE; and (ii) the five (5) year period immediately after such period.

X. USE OF NAME

10.1	Except as required by law or for regulatory purposes or in routine business correspondence, LICENSEE shall not use the name, logos, trademarks or other identifier of BOARD, SYSTEM, UTMDACC, or MINNESOTA, or the name, likeness or image of the employees or staff members of BOARD, SYSTEM, UTMDACC, or MINNESOTA, in publications, advertising, press releases or for any other commercial purpose without the prior written approval of such entity. LICENSEE shall not state or imply in any publication, advertisement, or other medium that any product or service bearing any of LICENSEE’s names or trademarks and/or manufactured, sold or distributed by LICENSEE has been tested, approved, or endorsed by BOARD, SYSTEM, UTMDACC or MINNESOTA. If LICENSEE wishes to request advance express written authorization of BOARD, SYSTEM, or UTMDACC with respect to the foregoing, LICENSEE shall contact:

The University of Texas

M. D. Anderson Cancer Center

Legal Services, Unit 1674

P.O. Box 301407

Houston, TX 77230-1407

ATTENTION: Legal Services

10.2	Except as required by law or for regulatory purposes or in routine business correspondence, BOARD and UTMDACC shall not, and shall ensure that SYSTEM shall not, use the name, logos, trademarks or other identifier of either of the LICENSEE, or the name, likeness or image of the employees or staff members of LICENSEE, in publications, advertising, press releases or for any other commercial purpose without the prior written approval of such entity. BOARD and UTMDACC shall not, and shall ensure that SYSTEM shall not, state or imply in any publication, advertisement, or other medium that any product or service bearing any of such entity’s names or trademarks and/or manufactured, sold or distributed by such entity has been tested, approved, or endorsed by INTREXON or ZIOPHARM. If BOARD, SYSTEM, or UTMDACC wishes to request advance express written authorization of LICENSEE with respect to the foregoing, BOARD, SYSTEM, or UTMDACC shall contact:

If to the ZIOPHARM Oncology, Inc:	ZIOPHARM Oncology, Inc.
1 First Avenue
Parris Building, #34
Boston, MA 02129
Attention: Chief Executive Officer
Email: cbelbel@ziopharm.com
Fax No.: 617.778.0420

with copies (which copies	Cooley LLP
shall not constitute notice	500 Boylston Street
to the Issuer) to:	Boston, MA 02116
Attention: Marc Recht
Email: mrecht@cooley.com
Fax No.: 617.937.2400

If to the Intrexon Corporation:	Intrexon Corporation
20374 Seneca Meadows Parkway
Germantown, MD 20876
Attention: Legal Department
Fax No.: (301) 556-9902

with copies (which copies	Troutman Sanders LLP
shall not constitute notice	1001 Haxall Point
to the Issuer) to:	Richmond, VA 23219
Attention: John Owen Gwathmey
Email: johnowen.gwathmey@troutmansanders.com
Fax No.: (804) 698-5174

XI. CONFIDENTIAL INFORMATION AND PUBLICATION

11.1	UTMDACC and LICENSEE each agree that all information contained in documents marked “confidential” and forwarded to one by the other (i) are to be received in strict confidence, (ii) are to be used only for the purposes of this AGREEMENT, and (iii) will not be disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the disclosing party, except to the extent that the recipient party can establish by competent written proof that such information:

(a)	was in the public domain at the time of disclosure; or

(b)	later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns; or

(c)	was lawfully disclosed to the recipient party by a third party having the right to disclose it; or

(d)	was already known by the recipient party at the time of disclosure; or

(e)	was independently developed by the recipient party without use of the disclosing party’s confidential information.

In the event that the recipient party is required to disclose the disclosing party’s confidential information under operation of applicable law, regulation (including any regulations promulgated by the U.S. Securities Exchange Commission and any other securities exchanges), or order of a court or governmental administrative body having competent jurisdiction, the receiving party shall, to the extent practicable, provide the disclosing party reasonable notice of such potential disclosure so that that the disclosing party may seek a protective order or other appropriate protection or legal relief to prevent or limit such disclosure. If, in the absence of, or pursuant to the terms of, such protection or legal relief, the receiving party is nonetheless required by applicable law, regulation, or order of a court or governmental administrative body having competent jurisdiction to disclose any portion of the disclosing party’s confidential information, the disclosure shall be limited to only that portion of the disclosing party’s confidential information that is required to be disclosed.

11.2	Each party’s obligation of confidence hereunder will be fulfilled by using at least the same degree of care with the disclosing party’s confidential information as it uses to protect its own confidential information, but always at least a reasonable degree of care. This obligation will exist while this AGREEMENT is in force and for a period of three (3) years thereafter.

11.3	Notwithstanding any provision herein to the contrary: UTMDACC reserves the right to publish the general scientific findings from research related to LICENSED SUBJECT MATTER and TRANSFERRED RIGHTS (if applicable), with due regard to the protection of LICENSEE’s confidential information. UTMDACC will submit the manuscript of any proposed publication to LICENSEE at least sixty (60) calendar days before publication, and LICENSEE shall have the right to review and comment upon the publication in order to protect LICENSEE’s confidential information. Upon LICENSEE’s request, publication may be delayed up to sixty (60) additional calendar days to enable LICENSEE to secure adequate intellectual property protection of LICENSEE’s confidential information that would otherwise be affected by the publication. Upon LICENSEE’s request, confidential information of the LICENSEE shall be removed from the publication unless either (i) inclusion of such information is required by the publisher, or (ii) such information includes the results or data of research related to LICENSED SUBJECT MATTER and/or TRANSFERRED RIGHTS. MINNESOTA reserves the unfettered right to publish in connection with the patents listed on Exhibit I of the SLEEPING BEAUTY AGREEMENT (with reasonable delays for review for confidentiality and filing for intellectual property protection).

11.4

UTMDACC may disclose confidential information of INTREXON and ZIOPHARM, under appropriate obligations of confidentiality, to the extent required to satisfy disclosure or reporting obligations under the SLEEPING

BEAUTY AGREEMENT or other third party license or agreement. UTMDACC may also disclose confidential information of one member of LICENSEE (INTREXON or ZIOPHARM) to the other member of LICENSEE as may facilitate the performance of UTMDACC’s obligations under this AGREEMENT.

11.5	LICENSEE may disclose, under appropriate obligations of confidentiality, confidential information of UTMDACC and/or BOARD, to its actual or potential employees, directors, advisors, agents, contractors, consultants, service providers, collaborators, investors and/or acquirors, to the extent reasonably necessary in connection with its practice of the licenses granted hereunder.

XII. ASSIGNMENT

12.1	Except in connection with the sale of all or substantially all of LICENSEE’s stock or assets to a third party, or a merger or acquisition of INTREXON or ZIOPHARM, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of UTMDACC, not to be unreasonably withheld. For any assignment to be effective, the assignee must assume in writing (a copy of which writing will be provided to UTMDACC) all of LICENSEE’s interests, rights, duties, and obligations under the AGREEMENT and agree to comply with all terms and conditions of the AGREEMENT as if the assignee were the original party (i.e., the LICENSEE) to the AGREEMENT.

XIII. TERM AND TERMINATION

13.1

Subject to Sections 13.2 through 13.5, the term of this AGREEMENT (“TERM”) is from the EFFECTIVE DATE until the last to occur of: (a) the expiration of all patents licensed hereunder (if any) and the cancellation, withdrawal, or express abandonment of all patent applications licensed hereunder or governed hereby, or (b) the date that is the twentieth (20th) anniversary of the EFFECTIVE DATE. Following expiration of the TERM, LICENSEE shall have a fully-paid up, royalty free, perpetual, irrevocable, sublicensable (through multiple tiers) license to use the LICENSED INTELLECTUAL PROPERTY (including without limitation TECHNOLOGY RIGHTS), RESEARCH PROGRAM TECHNOLOGY RIGHTS for any purpose and the right to continue the TRANSFERRED RESEARCH PROGRAMS if on-going at such time.

13.2	Subject to the ninety (90) day cure period set forth in this Section 13.2, any time after ten (10) years from the EFFECTIVE DATE, BOARD or UTMDACC have the right to convert this license into an non-exclusive license with respect to an INDIVIDUAL TECHNOLOGY if LICENSEE is not using commercially reasonable efforts to commercialize or attempting to commercialize the INDIVIDUAL TECHNOLOGY, by providing LICENSEE with ninety (90)-day written notification of such conversion, provided that, such conversion shall not become effective if, within such ninety (90)-day period, LICENSEE provides UTMDACC with notice that LICENSEE plans to commercialize and/or attempt to commercialize the INDIVIDUAL TECHNOLOGY. In any event, such conversion shall not become effective if LICENSEE in good faith disputes the basis as to UTMDACC’s allegation of such lack of commercially reasonable efforts, unless and until such dispute is resolved in UTMDACC’s favor. As used in this AGREEMENT, INDIVIDUAL TECHNOLOGY means each of the individual technologies as identified by different Invention Disclosure Report numbers on the Exhibits attached to this AGREEMENT.

13.3

In addition, and notwithstanding any provision herein to the contrary, subject to the one hundred eighty (180) day cure period provided in this Section 13.3, at any time within five (5) years after the EFFECTIVE DATE, with respect to any INDIVIDUAL TECHNOLOGY that was created under any Government funding agreement, or is subject to any other agreement containing a contractual obligation to develop, commercialize and/or bring to practical application an INDIVIDUAL TECHNOLOGY or technology sublicensed to LICENSEE pursuant to the SLEEPING BEAUTY AGREEMENT (including, by way of example, an obligation on the part of the recipient of any funding or its licensees to use diligent and commercially reasonable efforts to develop, commercialize and/or otherwise bring to practical application the INDIVIDUAL TECHNOLOGY), if LICENSEE is not actively engaged in development or commercialization efforts consistent with such agreement/contract, then UTMDACC shall have the right to terminate the license granted to LICENSEE under this AGREEMENT with respect to such INDIVIDUAL TECHNOLOGY or technology sublicensed to LICENSEE pursuant to the SLEEPING BEAUTY AGREEMENT in accordance with UTMDACC’s contractual obligation or upon one hundred eighty (180)- days written notice. Such written notice shall identify the relevant agreement/contract and applicable diligence provisions. LICENSEE may avoid such termination by providing written evidence, reasonably satisfactory to UTMDACC, prior to expiration of the one hundred eighty (180)–day notice period, demonstrating that

LICENSEE, or its sublicensee(s), is engaged in such development or commercialization efforts consistent with the requirements of the applicable agreement/contract. In any event, such termination shall not become effective if LICENSEE in good faith disputes the basis as to UTMDACC’s allegation, unless and until such dispute is resolved in UTMDACC’s favor.

13.4	Subject to any rights herein which survive termination, this AGREEMENT will earlier terminate in its entirety:

(a)	with ninety (90) calendar days written notice from UTMDACC to LICENSEE, if both ZIOPHARM and INTREXON become bankrupt or insolvent, elects to liquidate their respective assets or dissolve their business, ceases their business operations, or makes an assignment for the benefit of creditors; or if the business or assets of both ZIOPHARM and INTREXON are otherwise placed in the hands of a receiver, assignee or trustee, whether by voluntary act or otherwise; or

(b)	within thirty (30) calendar days written notice from UTMDACC, if LICENSEE fails to timely deliver the Consideration Shares as set forth in ARTICLE IV, provided that LICENSEE may cure such default by delivering such Consideration Shares or other consideration agreeable to the parties within such thirty (30)-day notice period; or

(c)

upon sixty (60) calendar days written notice from UTMDACC if LICENSEE materially breaches or materially defaults on any other of its obligation under this AGREEMENT, unless, before the end of such sixty (60) calendar-day notice period, LICENSEE has cured such breach or default, provided, however, that (i) if a breach or default is not susceptible to cure within the sixty (60) day cure period, this AGREEMENT may not be terminated so long as LICENSEE promptly commences its efforts to cure within the sixty (60) day cure period and thereafter diligently prosecutes its curative efforts to completion, and (ii) if a breach or default is not susceptible to cure, this AGREEMENT may not be terminated so long as within the sixty (60) day cure period LICENSEE promptly undertakes all reasonable efforts to mitigate the default or breach and thereafter diligently prosecutes its mitigating efforts to completion. In any event, a termination shall not become effective if LICENSEE in good faith disputes the basis as to UTMDACC’s allegation of such material breach or material default, unless and until such dispute is resolved in UTMDACC’s favor; or

(e)	at any time by mutual written agreement between LICENSEE and UTMDACC, subject to any terms herein which survive termination.

13.5	Upon termination of this AGREEMENT:

(a)	nothing herein will be construed to release a party of any obligation maturing prior to the effective date of the termination; and

(b)	the parties covenant and agree to be bound by the provisions of ARTICLES IX (Indemnification and Insurance), X (Use of Name) and XI (Confidential Information and Publication) of this AGREEMENT.

XIV. GOVERNMENT FUNDING & DISCLAIMERS OF WARRANTY

14.1	LICENSEE understands that the LICENSED SUBJECT MATTER and/or TRANSFERRED RIGHTS may have been developed under a funding agreement with the Government of the United States of America or a State or State funding agency, such as CPRIT (“Government”) and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government’s rights under any such agreement and any APPLICABLE LAW. To the extent that there is a conflict between any such agreement or APPLICABLE LAW and this AGREEMENT, the terms of such Government agreement or APPLICABLE LAW shall prevail. LICENSEE agrees that products covered by any government funded LICENSED SUBJECT MATTER or TRANSFERRED RIGHTS used or sold in the United States will be manufactured substantially in the United States, unless a written waiver is obtained in advance from the Government. LICENSEE will promptly advise UTMDACC if such a written waiver is requested and/or obtained. LICENSEE shall use reasonable efforts to commercialize products covered by each technology that was developed with Government funding.

14.2

LICENSED INTELLECTUAL PROPERTY AND ANY TRANSFERRED RIGHTS (TO THE EXTENT LICENSED HEREUNDER) ARE LICENSED ON AN AS-IS BASIS. LICENSEE UNDERSTANDS AND AGREES THAT BY THIS AGREEMENT, MINNESOTA IS MAKING NO REPRESENTATIONS OR WARRANTIES, AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN, BOARD AND UTMDACC, MAKE NO REPRESENTATION AS TO THE OPERABILITY OR FITNESS FOR ANY USE, SAFETY, EFFICACY, APPROVABILITY BY REGULATORY AUTHORITIES, TIME AND COST OF DEVELOPMENT, PATENTABILITY, AND/OR BREADTH OF THE

LICENSED INTELLECTUAL PROPERTY OR LICENSED SUBJECT MATTER OR TRANFERRED RIGHTS. BOARD AND UTMDACC AND MINNESOTA, BY THIS AGREEMENT, ALSO MAKE NO REPRESENTATION AS TO WHETHER ANY PATENT COVERED BY LICENSED INTELLECTUAL PROPERTY OR TRANSFERRED RIGHTS (IF APPLICABLE) IS VALID OR AS TO WHETHER THERE ARE ANY PATENTS OR OTHER RIGHTS NOW HELD, OR WHICH WILL BE HELD, BY OTHERS OR BY BOARD OR UTMDACC IN THE LICENSED FIELD, NOR DO BOARD, UTMDACC OR MINNESOTA MAKE ANY REPRESENTATION THAT THE INVENTIONS CONTAINED IN LICENSED INTELLECTUAL PROPERTY OR TRANSFERRED RIGHTS DO NOT INFRINGE ANY OTHER PATENTS OR OTHER RIGHTS NOW HELD OR THAT WILL BE HELD BY OTHERS OR BY BOARD. FOR CLARITY AND NOT BY WAY OF LIMITATION, WITH RESPECT RIGHTS UNDER THE SLEEPING BEAUTY AGREEMENT, THE FOREGOING DISCLAIMER INCLUDES A DISCLAIMER OF ANY WARRANTIES OF VALIDITY, ENFORCEABILITY AND NON-INFRINGEMENT OF PATENTS LICENSED UNDER THE SLEEPING BEAUTY AGREEMENT.

14.3

Neither BOARD nor UTMDACC represents or warrants that UTMDACC has obtained all patient consents and/or authorizations that may be required by APPLICABLE LAW to perform all activities that may be contemplated by LICENSEE in connection with its business or to license any of the rights herein or to transfer the TRANSFERRED RESEARCH PROGRAMS. Neither BOARD nor

UTMDACC shall be liable or responsible for any violation of any human subjects research laws by LICENSEE, and LICENSEE shall indemnify and hold BOARD, UTMDACC and MINNESOTA harmless for any violation of any human subjects research laws by LICENSEE.

XV. GENERAL

15.1	This AGREEMENT constitutes the entire and only agreement between the parties for the subject matter covered herein and all other prior negotiations, representations, agreements and understandings related thereto (including without limitation binding aspects, if any, of that certain Letter of Intent dated December 19, 2014, to the extent the subject matter is covered under this AGREEMENT) are superseded hereby; provided, however, that any information subject to obligations of confidentiality that accrued under such Letter of Intent, or any other confidentiality agreement covering all or a portion of the subject matter covered by this AGREEMENT between UTMDACC and either INTREXON or ZIOPHARM before the EFFECTIVE DATE hereof, shall be deemed to be confidential information governed by ARTICLE XI of this AGREEMENT. No agreements altering or supplementing the terms of this AGREEMENT will be made except by a written document signed by both parties.

15.2	Any notice required by this AGREEMENT must be given by prepaid, first class, mail and addressed in the case of UTMDACC to:

The University of Texas M. D. Anderson Cancer Center

Office of Technology Commercialization, Unit 1669

PO Box 301407

Houston, Texas 77230-1407

ATTENTION: Ferran Prat, J.D., Ph.D.

or in the case of LICENSEE to:

ZIOPHARM Oncology, Inc:	ZIOPHARM Oncology, Inc.
1 First Avenue
Parris Building, #34
Boston, MA 02129
Attention: Chief Executive Officer
Email: cbelbel@ziopharm.com
Fax No.: 617.778.0420

with copies (which copies shall not constitute notice to the Issuer) to:	Cooley LLP 500 Boylston Street Boston, MA 02116
Attention: Marc Recht
Email: mrecht@cooley.com
Fax No.: 617.937.2400

And the Intrexon Corporation:	Intrexon Corporation
20374 Seneca Meadows Parkway
Germantown, MD 20876
Attention: Legal Department
Fax No.: (301) 556-9902

with copies (which copies shall not constitute notice to the Issuer) to:	Troutman Sanders LLP 1001 Haxall Point Richmond, VA 23219
Attention: John Owen Gwathmey
Email: johnowen.gwathmey@troutmansanders.com
Fax No.: (804) 698-5174

or other addresses as may be given from time to time under the terms of this notice provision. Notice by UTMDACC to the contact listed above shall constitute notice to both INTREXON and ZIOPHARM. Communications regarding patent prosecution may be transmitted by electronic mail. For such communications to UTMDACC sent via electronic mail, the electronic mail shall be addressed or copied to patentmail@mdanderson.org.

15.3	LICENSEE must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT. LICENSEE acknowledges that the LICENSED SUBJECT MATTER and TRANSFERRED RIGHTS are subject to U. S. export control jurisdiction. LICENSEE agrees to comply with all applicable international and national laws that apply to the LICENSED SUBJECT MATTER and/or TRANSFERRED RIGHTS, including U.S. Export Administration Regulations, as well as end-user, end-use, and destination restrictions applied by the United States.

15.4	This AGREEMENT will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas, without regard to its conflict of law provisions. The Texas State Courts of Harris County, Texas (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of Texas) shall have exclusive jurisdiction and venue over any dispute arising out of this AGREEMENT, and LICENSEE consents to the jurisdiction and venue of such courts and hereby explicitly waives the rights to any other venue to which it might be entitled by cause of action, domicile or otherwise. Nothing in this AGREEMENT shall be deemed as a waiver by BOARD, SYSTEM or UTMDACC of its sovereign immunity.

15.5	Notwithstanding the foregoing, to the extent that Chapter 2260, Texas Government Code, as it may be amended from time to time (“Chapter 2260”), is applicable to this AGREEMENT, LICENSEE acknowledges and agrees that the dispute resolution process provided for in Chapter 2260 shall be LICENSEE’s sole and exclusive process for seeking a remedy for any and all alleged breaches of the AGREEMENT by BOARD and/or UTMDACC or the State of Texas.

15.6	Failure of BOARD or UTMDACC to enforce a right under this AGREEMENT will not act as a waiver of right or the ability to later assert that right relative to the particular situation involved.

15.7	Headings included herein are for convenience only and will not be used to construe this AGREEMENT.

15.8	If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless will remain enforceable.

15.9

In the event that LICENSEE brings an action before any court, agency or tribunal seeking to invalidate or otherwise challenge the enforceability of, or BOARD’s rights in, any patent included in LICENSED INTELLECTUAL PROPERTY, then UTMDACC shall have the right to exclude such patent from the license granted to LICENSEE hereunder upon thirty (30) day written notification to LICENSEE, and such exclusion shall not become effective if LICENSEE withdraws such action with respect to such patent within such thirty (30)-day period. Any dispute regarding the validity, enforceability or ownership of any patent included in LICENSED INTELLECTUAL PROPERTY (other than patents sublicensed under the SLEEPING BEAUTY AGREEMENT) shall be litigated in the courts located in Houston, Texas, and LICENSEE agrees not to challenge personal jurisdiction in that forum. To the extent that LICENSEE unsuccessfully challenges the validity or enforceability of any patent included in LICENSED INTELLECTUAL PROPERTY, LICENSEE agrees to reimburse UTMDACC and BOARD for all costs and fees (including attorney’s fees) paid by UTMDACC and BOARD in defending against such challenge. LICENSEE understands and agrees that, in the event LICENSEE successfully challenges the validity or enforceability of any patent included in the LICENSED INTELLECTUAL PROPERTY, all payments or other consideration made or otherwise provided by LICENSEE to UTMDACC prior to a final, non-appealable adjudication of invalidity and/or unenforceability shall be non-refundable. The obligations of this Section shall survive the expiration or termination of this AGREEMENT.

15.10	LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in any way by BOARD, SYSTEM, UTMDACC or employees thereof to enter into this AGREEMENT, and further warrants and represents that (a) LICENSEE is entering into this AGREEMENT voluntarily; (b) LICENSEE has conducted sufficient due diligence with respect to all items and issues pertaining to this AGREEMENT; and (c) LICENSEE has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.

15.11

UTMDACC, as an agency of the State of Texas and a member institution of The University of Texas System, is subject to the constitution and laws of the State of Texas and, under the constitution and laws of the State of Texas, possesses certain rights and privileges, is subject to certain limitations and restrictions, and only has such authority as is granted under the constitution and laws of the State of Texas. Notwithstanding any other provision to the contrary, nothing in this Agreement is intended to be, nor shall it be construed to be, a waiver of the sovereign immunity of the State of Texas or a prospective waiver or restriction of any of the rights, remedies, claims, and privileges of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision of this Agreement, the provisions of this Agreement as they pertain to UTMDACC are enforceable only to the extent authorized by the constitution and laws of the State of Texas. No Party to this Agreement will be required to perform any act or to refrain from any act that would violate any APPLICABLE LAW, including the constitution and laws of the State of Texas.

15.12	MINNESOTA is an express and intended third party beneficiary with the independent right to enforce the provisions of this AGREEMENT applicable to MINNESOTA.

15.13	This AGREEMENT may be executed in one or more identical counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to be one and the same instrument. In addition, signatures may be exchanged by facsimile and/or in PDF format. In the event signatures are exchanged by facsimile and/or in PDF format, each party shall thereafter promptly provide original signature pages to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

BOARD OF REGENTS OF THE
UNIVERSITY OF TEXAS SYSTEM, on behalf of
THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By	/s/ Ronald A. DePinho
Printed Name:	Ronald A. DePinho
Title:	President

Date:	1/13/15

Approved as to Content:

By	/s/ Ferran Prat / E.S.
Ferran Prat, J.D., Ph.D.
Vice President, Strategic Industry Ventures
M. D. Anderson Cancer Center

Date:	1/13/15

ZIOPHARM ONCOLOGY, INC.

By	/s/ Jonathan Lewis
Printed Name:	Jonathan Lewis, M.D., Ph.D.
Title:	Chief Executive Officer

Date:	1-13-2015

INTREXON CORPORATION

By	/s/ Randal J. Kirk
Printed Name:	Randal J. Kirk
Title:	Chairman and Chief Executive Officer

Date:	1.13.15

INDEX OF EXHIBITS

EXHIBIT A	EXCLUSIVE PATENT RIGHTS

EXHIBIT B	CO-LICENSED EXCLUSIVE PATENT RIGHTS

EXHIBIT C	NONEXCLUSIVE PATENT RIGHTS

EXHIBIT D	CO-LICENSED NONEXCLUSIVE PATENT RIGHTS

EXHIBIT E	CPRIT TECHNOLOGY

EXHIBIT F	RESEARCH-RELATED TECHNOLOGY

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A (Exclusive Patent Rights)

MDA Invention Disclosure Report No.	Creators	IDR Title	U.S. and foreign patent application/patent numbers

MDA08-006	[***]	“Method to Expand Antigen-Specific T Cells”	[***]

MDA09-077	[***]	“Membrane-bound IL-21, an Artificial Antigen Presenting Cell Bearing This Molecule, and a Method Utilizing Them for the Propagation of NK Cells and T Cells for Adoptive Immunotherapy”	[***]

MDA10-071 MDA11-091 and MDA11-095	[***]	“Genetic Engineering and Ex Vivo Expansion of Canine Immune Cells to Treat Canine Cancers”, “Canine T Cell Therapy for B Cell Lymphoma”, and “Digital Multiplexed Quantification of Canine-specific T-cell and NK Cell Diversity using the Nanostring nCounter Assay System”	[***]

MDA11-065	[***]	“Self-inactivating Sleeping Beauty Transposase”	[***]

MDA11-066	[***]	“Digital Multiplexed Quantification of T-cell Receptor Beta-chain, Alpha-chain, Gamma-chain and Delta-chain Diversity in T Cells Using the Nanostring nCounter Assay System”	[***]

MDA12-140	[***]	“A Drug-selective Method for Expansion and Infusion of Transgenic T Cells”	[***]

MDA13-044	[***]	“Image-Guided Adoptive T Cell Therapy Using Multi-Modal Contrast Agents”	[***]

MDA13-095 MDA13-113 MDA13-127 and MDA13-128	[***]	“Minimally-Manipulated Genetically Modified T Cells”, “Manufacture of Clinical-grade T Cells using Sleeping Beauty (SB) System and Artificial Antigen Presenting Cell (aAPC) Platform”, “Development A Methodology To Expand GMP Grade Tregs For Immunosuppressive Therapy”, “A Method Using Membrane-Bound Cytokine(s) To Generate T Cells With Long-Lived In Vivo Potential For Use In Immunotherapy Of Minimal Residual Disease”	[***]

MDA13-118	[***]	“Targeting an Ancient Retrovirus Expressed in Cancers and Infections Using Adoptive T-Cell Engineered to Express Chimeric Antigen Receptor”	[***]

MDA13-138	[***]	“ROR1-Specific T Cells For Cancer Treatment”	[***]

MDA13-152	[***]	“Rapid Assembly of CARs from Principle Components: Developing CARS for Personalized Immunotherapy”	[***]

MDA14-065	[***]	“A Method of Engineering A Chimeric Antigen Receptor (CAR) Capable of Distinguishing Malignant From Normal Tissue”	[***]

MDA14-112	[***]	“An Approach To Identify Metabolically-Active Chimeric Antigen Receptor (CAR) Positive T Cells For Adoptive T-Cell Therapy”	[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

MDA Invention Disclosure Report No.	Creators	IDR Title	U.S. and foreign patent application/patent numbers

MDA14-113	[***]	“A Chimeric Antigen Receptor (CAR) To Target T Cells To HER1-HER3 Heterodimer On Solid Tumors”	[***]

MDA14-119	[***]	“Generation of “Off-the-Shelf” Therapeutic Immune Cells From HLA Homozygous Umbilical Cord Blood”	[***]

MDA15-010 and MDA15-011	[***]	“Chimeric Antigen Receptor With Limited Systemic Persistence” and “Chimeric Antigen Receptor With Various Stalks To Improve Persistence And Thus Efficacy”	[***]

MDA15-018	[***]	“T-Cell Antigen Presenting Cell (T-APC)”	[***]

MDA15-021	[***]	“Immunotherapy for Ebola Virus Disease”	[***]

MDA15-028	[***]	“New Improved Variants Of Sleeping Beauty Transposase Encoded By Humanized Codon Optimized Sequences”	[***]

MDA15-033	[***]	Activating And Propagating Cells (AaPC) To Generate Lymphocytes For Human Applications	[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B (Co-Licensed Exclusive Patent Rights)

MDA Invention Disclosure Report No.	Creators	IDR Title	U.S. and foreign patent application/patent numbers

MDA13-098 and MDA13-117	[***]	“A Novel Monoclonal Antibody (mAb) for Detection and Isolation and Propagation of CD19-Specific Chimeric Antigen Receptor (CAR) Positive T Cells”, and “A Novel Chimeric Antibody Receptor (CAbR) Targeting Functional Monoclonal Antibody (2D3) Amenable for Chimeric Antigen Receptor (CAR) Mediated Gene Therapy”	[***]

MDA13-147	[***]	“Polyclonal Gamma Delta T Cells for Cancer Treatment”	[***]

MDA14-117	[***]	“Construction Of Chimeric T Cell Receptor (TCR) by Fusing TCRaß Variable Domain With TCRϒd Constant Domain To Facilitate Matched Pairing Of Introduced TCR Chain”	[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C (Nonexclusive Patent Rights)

MDA Invention Disclosure Report No.	Creators	IDR Title	U.S. and foreign patent application/patent numbers

MDA12-049	[***]	“A Method for Molding the KIR Repertoire and KIR Licensing of NK Cells Expanded Ex Vivo”	[***]

MDA13-092	[***]	“Enforced Expression of HLA-E and/or HLA-G in HLA Disrupted Allogeneic Donor Cells to Prevent NK Cell Mediated Lysis”	[***]

MDA13-166	[***]	“Generation of Induced Pluripotent Stem Cells From HLA Homozygous Donor Derived T-Cells Genetically Modified to Express Suicide Gene and Eliminate HLA-A Expression”	[***]

MDA14-048	[***]	“Application of Induced Pluripotent Stem Cells To Generate Off-The-Shelf Adoptive Cell Therapy Products for Immunotherapy and Regenerative Medicine and For Screening Of Potential Toxicity of Immune Receptors”	[***]

MDA14-062	[***]	“Generation of Reporter Cell Lines to Detect and Characterize Antigen-Specificity of Immune-Receptors and Their Ability to Activate An Immune Cell”	[***]

MDA14-003	[***]	“Generation of TCRneg T-ALL Cell Line Expressing NFAT-GFP and Its Use for High-Throughput Screening of Immune-Receptor Targeting Tumor Cells”	[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit D (Co-Licensed Nonexclusive Patent Rights)

MDA Invention Disclosure Report No.	Creators	IDR Title	U.S. and foreign patent application/patent numbers

MDA08-009	[***]	“Immunologically Inert Cells: Infusion of Genetically Modified (Universal) Cells on Demand”	[***]

MDA12-023 MDA12-051 and MDA12-052	[***]	“Disruption of T-Cell Receptor Alpha Beta in CD19 Target Chimeric Antigen Receptor Expressing T Cells to Generate “off-the-shelf” Antigen Specific T Cell Products”, “Disruption of HLA and T-cell Receptor alpha beta in CD19 Target Chimeric Antigen Receptor Expressing T Cells to Generate “off-the-shelf” Antigen Specific T Cell Products”, and “Disruption of HLA Gene in Hematopoietic Stem Cells to Avoid Allogeneic Imune Mediated Destruction”	[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit E (CPRIT Technologies)

MDA Invention Disclosure Report No.	Creators	IDR Title	U.S. and foreign patent application/patent numbers

MDA13-120	[***]	“Method of Generating Artificial Antigen Presenting Cells for iNKT Cells”	[***]

MDA14-079	[***]	“High Affinity Anti-TCR Variable-Alpha Chain Specific Monoclonal Recombinant Antibody For Application In Adoptive T-Cell Therapy”	[***]

MDA14-129	[***]	“An Activating And Propagating Feeder Cell (AaPC) Bank for Ex Vivo Expansion And Propagation of Primary And Gene Modified Invariant Natural Killer T Cells (iNKs)”	[***]

Exhibit F (Research-Related Technology)

TRANSFERRED PROGRAMS

Clinical, pre-clinical and research stage data and filings:

1.	Target CD19 with CD28 and CD137 signaling modules and a CD8 alpha stalk. Indications include CLL, ALL and NHL.

2.	Target CD19 vs CD19 with IL15 signaling modules with site-directed changes to the decrease binding of the FC receptor, focused on indications including MRD,

3.	Target ROR1 to treat CLL and solid tumors, such as neuroblastoma,

4.	Target CD123 using two populations of T cells manufactured on universal AaPC,

5.	To the extent not including in items 1-4, the programs in the below table:

Target (CAR)	Process	Indication

CD19 (28-zeta)	Non-Viral Autologous	Hematologic DLBL, FL, NHL

	Non-Viral Allogeneic (Matched)	Hematologic B-ALL DLBL NHL

	Non-Viral Umbilical Cord Derived (Matched)	Hematologic B-Lineage Lymphoid Malignancies

	Non-Viral Autologous	Hematologic CLL post chemotherapy

(28-zeta + mIL15)	Non-Viral Autologous	Hematologic B-Lineage Lymphoid Malignancies

(137-28-zeta)	Non-Viral Allogeneic (gene edited)	Hematologic Refractory CD19+ B-Lineage Lymphoid Malignancies

ROR1 (R-137-28-zeta)	Non Viral Autologous	Hematologic Solid Tumors

(R-28-zeta)	Non Viral Autologous	Hematologic Solid Tumors

CD123 (TBD)	Non Viral Autologous	Hematologic Acute Leukemia

EGFR (TBD)	Non-Viral TBD	Solid tumors Glioblastoma

Dectin-1 Chimeric Antigen Receptor (D-CAR)

NK cell platform associated with Dr. Cooper’s lab (TBD)	aAPC expanded Autologous/Allograft

57